UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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USA Technologies, Inc. issued the following press release on June 20, 2012:

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Veronica Rosa	Joe Crivelli
VP, Corp. Comm. and Investor Relations	Senior Vice President
USA Technologies	Gregory FCA
484-359-2138	610-228-2100
vrosa@usatech.com	joec@gregcomm.com

EGAN-JONES RECOMMENDS FOR USAT TECHNOLOGIES FULL SLATE –
ALL THREE INDEPENDENT PROXY ADVISORY FIRMS NOW SUPPORT USAT

Egan-Jones Joins ISS and Glass Lewis in Recommending FOR USAT Nominees

USAT Urges Shareholders to Vote for All of USAT’s Director Nominees on the WHITE Proxy Card Today

MALVERN, Pa., June 20, 2012 – USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the “Company”), a leader of wireless, cashless payment and M2M telemetry solutions for self-serve, small-ticket retailing industries, today announced that the third independent proxy advisory firm, Egan-Jones Proxy Services (“Egan-Jones”), has joined Investor Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) in recommending FOR the election of ALL nine USAT director nominees on the WHITE proxy card at the USAT 2012 Annual Meeting of Shareholders to be held on Thursday, June 28, 2012.

The June 20, 2012, Egan-Jones report stated:

“We believe that support for voting the management ballot is merited and that voting the management ballot (WHITE PROXY CARD) is in the best interest of the Company and its shareholders.”*

The Egan-Jones report identified four key reasons why a vote for management is warranted:

“1. Our belief that the Company has made strides in addressing its financial difficulties, demonstrating recently both growth in revenues and significant reduction in expenses.

2. Our belief that Mr. Herbert, who became CEO only recently, deserves the opportunity to deliver on the Company's current turnaround strategy with the support of the existing and demonstrably qualified members of the board, moving the Company towards profitability and concomitant increases in shareholder value.

3. Our belief that the dissidents have failed to make a persuasive case that their joining the board would result in the enhancement of shareholder value.

4. We are not convinced that the election of the dissidents’ slate to the board of directors would work to the benefit of all shareholders.”*

In response to Egan-Jones’ analysis and recommendation, USAT issued the following statement:

We are very pleased that Egan-Jones has joined ISS and Glass Lewis in recommending that USAT’s shareholders vote FOR ALL nine of USAT’s director nominees.  We believe that the continued execution of our strategic plan, with the oversight of USAT’s existing board of directors, director nominees and management team, offers the greatest potential value to all USAT shareholders. To date, USAT has demonstrated financial momentum and is now fundamentally better positioned to achieve profitability and continued growth. We are encouraged that all three independent proxy advisory firms agree and have recommended shareholders vote FOR ALL nine of USAT’s director nominees.

USAT shareholders are reminded that their vote is important, no matter how many shares they own.  Whether or not they attend the Annual Meeting, the Company urges shareholders to vote today by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it as soon as possible.  Please do not return or otherwise vote any proxy card sent to you by S.A.V.E.

If shareholders have any questions or need assistance voting, or need additional copies of USAT’s proxy materials, please contact MacKenzie Partners, Inc., which is assisting USAT in connection with this year’s Annual Meeting.

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MacKenzie Partners, Inc.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

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* Permission to use quotations was neither sought nor received.

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. USAT has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the  costs and management distractions attendant to Mr. Tirpak’s nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.